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                                                                   EXHIBIT 10.14

                        FORM OF INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT, dated as of November 15, 2002 (this "AGREEMENT"), is made by and between Flowers Foods, Inc., a Georgia corporation (the "COMPANY"), and __________________ ("INDEMNITEE").

                               W I T N E S S E T H

      WHEREAS, it is important to the Company to attract and retain as directors and officers the most capable persons reasonably available;

      WHEREAS, Indemnitee is a member of the Board of Directors of the Company (the "Board") and/or an officer of the Company and in such capacity is performing a valuable service to the Company;

      WHEREAS, both the Company and Indemnitee acknowledge the increased risk of litigation and other claims being asserted against directors and officers of companies in today's environment;

      WHEREAS, Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code, as amended to date (the "STATUTE") provide for the indemnification of the officers and directors of the Company and specifically contemplate that contracts may be entered into between the Company and the members of the Board and officers with respect to indemnification of such directors and officers;

      WHEREAS, the Company's Restated Articles of Incorporation (the "ARTICLES") and Restated Bylaws (the "BYLAWS"): (i) provide that the Company will indemnify its directors and officers and will advance expenses in connection therewith, and Indemnitee's willingness to serve as a director and/or officer of the Company is based in part on Indemnitee's reliance on such provisions and (ii) specifically contemplate that contracts may be entered into between the Company and the members of the Board and officers with respect to indemnification of such directors and officers; and

      WHEREAS, in order to provide to the Indemnitee assurances with respect to the protection provided against personal liabilities that he or she may incur in the performance of his or her duties to the Company, and to thereby induce the Indemnitee to continue to serve as a member of the Board and/or as an officer of the Company, the Company has determined and agreed to enter into this Agreement.

      NOW, THEREFORE, in consideration of the Indemnitee's continued service as a director and/or an officer after the date hereof, the parties hereto agree as follows:

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      1. Indemnification.

            (a) Subject only to the terms and conditions set forth in this Agreement and applicable laws, and in addition to any other indemnity to which the Indemnitee may be entitled under the Statute, the Articles and any Bylaw, resolution or agreement (but without duplication of payments with respect to indemnified amounts), the Company hereby further agrees to hold harmless and indemnify the Indemnitee, to the fullest extent permitted by applicable laws and the Articles in effect on the date hereof or as such laws or Articles may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than applicable laws and Articles permitted the Company to provide before such amendment), including, but not limited to, holding harmless and indemnifying the Indemnitee against any and all expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee (collectively, "LOSSES") in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (an "ACTION"), to which the Indemnitee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Indemnitee is, was, or at any time becomes a director, officer, partner, trustee, employee or agent of the Company, or a predecessor corporation, or is or was serving or at any time serves at the request of the Company as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if the Indemnitee conducted himself or herself in good faith and the Indemnitee reasonably believed: (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the Company; (ii) in all other cases that such conduct was at least not opposed to the best interests of the Company and (iii) in the case of any criminal proceeding, that the Indemnitee had no reasonable cause to believe such conduct was unlawful.

            (b) The right to indemnification conferred in this Agreement, the Articles and the Bylaws shall be presumed to have been relied upon by Indemnitee in agreeing to continue to serve the Company as a director and/or an officer of the Company and shall be enforceable as a contract right.

            (c) For purposes of this Agreement, the Indemnitee shall be presumed to have conducted himself or herself in good faith if he or she relied on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

                  (i) one or more officers or employees of the Company whom the Indemnitee reasonably believes to be reliable and competent in the matters presented;

                  (ii) legal counsel, public accountants, investment bankers or other persons as to matters the Indemnitee reasonably believes are within the person's professional or expert competence; or

                  (iii) a committee of the board of directors of the Company of which the Indemnitee is not a member if the Indemnitee reasonably believes the committee merits confidence.


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            (d) In the instances described in SECTION 1(C) of this Agreement, the Indemnitee shall not be entitled to rely on such information, opinions, reports or statements if he or she has knowledge concerning the matter in question that makes such reliance unreasonable.

            (e) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent is not, of itself, determinative that the Indemnitee did not meet the standard of conduct set forth in SECTION 1(A) hereof.

      2. Limitations of Liability. No indemnity pursuant to SECTION 1 hereof shall be paid by the Company:

            (a) with respect to any proceeding in which the Indemnitee is adjudged, by final judgment not subject to further appeal, liable to the Company or is subjected to injunctive relief in favor of the Company:

                  (i) for any appropriation, in violation of his or her duties, of any business opportunity of the Company;

                  (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

                  (iv) for any transaction from which the Indemnitee received an improper personal benefit, whether or not involving action in his or her official capacity;

            (b) with respect to any suit in which final judgment is rendered against the Indemnitee for an accounting of profits, made from the purchase or sale by the Indemnitee of securities of the Company, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state, or local statutory law, or on account of any payment by the Indemnitee to the Company in respect of any claim for such an accounting;

            (c) in connection with a proceeding by or in the right of the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the Indemnitee has met the standard of conduct set forth in SECTION 1(A) hereof;

            (d) in connection with any proceeding brought by the Indemnitee against the Company, except in the case of court-ordered indemnification pursuant to Section 14-2-854 of the Georgia Business Corporation Code; or

            (e) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

      3. Contribution. If the indemnification provided in SECTION 1 is unavailable, then in respect of any Action in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute, to the extent it is not


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lawfully prevented from doing so, to the amount of Losses paid or payable by the
Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such Action arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other in connection with the events which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Losses. The Company agrees that it would not be just and equitable if contribution pursuant to this SECTION 3 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

      4. Mandatory Payment of Expenses. In accordance with Section 14-2-852 of the Georgia Business Corporation Code, to the extent that the Indemnitee has been wholly successful on the merits or otherwise, in the defense of any Action, the Indemnitee shall be indemnified against reasonable expenses incurred by the Indemnitee in connection therewith. No determination of the Indemnitee's entitlement to indemnification hereunder is required prior to the Company's obligation to make mandatory indemnification under Section 14-2-852 of the Georgia Business Corporation Code.

      5. Continuation of Obligations. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, partner, trustee, employee or agent of the Company (or is serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter for so long as the Indemnitee shall be subject to any possible Action, by reason of the fact that the Indemnitee was a director and/or an officer of the Company or serving in any other capacity referred to herein.

      6. Notification and Defense of Claims.

            (a) Promptly after receipt by the Indemnitee of notice of the commencement of any Action, the Indemnitee will, if a claim for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof, but the omission to so notify the Company will not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement. With respect to any such Action as to which the Indemnitee so notifies the Company:

                  (i) the Company will be entitled to participate therein at its sole expense; and

                  (ii) subject to SECTION 7 hereof, and if the Indemnitee shall have provided a written affirmation that: (i) he or she believes in good faith that his or her conduct conformed with the standard set forth in SECTION 1(A) hereof and did not constitute behavior of the kind described in SECTION 2(A) hereof and (ii) that he or she is entitled to indemnification hereunder, the Company may assume the defense thereof.


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            (b) After notice from the Company to the Indemnitee of its election to assume such defense, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ separate counsel in such Action, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the sole expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel designated by the Company to conduct such defense shall not be reasonably satisfactory to the Indemnitee, or (iii) the Company shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the sole expense of the Company. For the purposes of clause (ii) above, the Indemnitee shall be entitled to determine that counsel designated by the Company is not reasonably satisfactory if, among other reasons, the Indemnitee shall have been advised by qualified counsel that, because of actual or potential conflicts of interest in the matter between the Indemnitee, other officers or directors similarly indemnified by the Company and/or the Company, representation of the Indemnitee by counsel designated by the Company is likely to materially and adversely affect the Indemnitee's interest or would not be permissible under applicable canons of legal ethics.

            (c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Action not defended by the Company effected without the Company's written consent. The Company may settle any Action for which it has assumed the defense without the consent of the Indemnitee if the Company accepts full responsibility and the settlement releases the Indemnitee from potential liability. The Company shall not settle any Action in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold consent to any proposed settlement.

      7. Advancement and Repayment of Expenses. Upon written request therefor, accompanied by (i) reasonably itemized evidence of expenses incurred or to be incurred; (ii) a written affirmation that: (x) the Indemnitee believes in good faith that his or her conduct conformed with the standard set forth in SECTION 1(A) hereof and did not constitute behavior of the kind described in SECTION 2(A) hereof and (y) that he is entitled to indemnification hereunder, and (iii) the Indemnitee's written undertaking to repay any unused funds advanced and any funds advanced if it is ultimately determined that the Indemnitee is not entitled to indemnification hereunder, the Company shall promptly advance to the Indemnitee the reasonable expenses (including attorneys' fees and costs of investigation and defense (including the fees of expert witnesses, other professional advisors, and private investigators)) incurred, or reasonably expected to be incurred, by the Indemnitee in defending any Action for which the Indemnitee is entitled to indemnification pursuant to this Agreement. Any such advances and the Indemnitee's undertaking to repay shall be unsecured and interest-free. The undertaking described in clause (iii) of this SECTION 7 shall be accepted by the Company without reference to the Indemnitee's financial ability to make the repayments set forth therein.

      8. Partial Indemnification. In the event that the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any


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Losses but not for the total amount thereof, the Company shall indemnify the
Indemnitee for the portion thereof to which the Indemnitee is entitled.

      9. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Losses incurred by the Indemnitee to the extent Indemnitee has otherwise actually received payment of the amounts otherwise indemnifiable hereunder (net of reasonable expenses actually incurred by the Indemnitee in connection therewith) under any insurance policy, the Articles or Bylaws, applicable law or any other source.

      10. Subrogation. In the event of payment pursuant to the terms of this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of the Indemnitee against other persons or entities (other than the Indemnitee's successors). The Indemnitee will execute all documents reasonably required to evidence such rights.

      11. Enforcement.

            (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to continue to serve as a director and/or officer of the Company and acknowledges that the Indemnitee will in the future be relying upon this Agreement in continuing to serve in such capacity.

            (b) In the event the Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse the Indemnitee for all of the Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

      12. Miscellaneous.

            (a) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address or facsimile number specified below:

      If to the Company to:

      Flowers Foods, Inc.
      1919 Flowers Circle
      U.S. Highway 19 South
      Thomasville, Georgia 31757
      Attention: Stephen R. Avera, Esq.
      Facsimile No.: (229) 225-5426


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      If to the Indemnitee to:

      ------------------

      ------------------

      ------------------
      Attention:__________
      Facsimile No.: (   ) ___-____

            (b) Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

            (c) Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Georgia, without regard to its conflict of law principles.

            (d) Successors. This Agreement shall be binding upon the Indemnitee and the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of the Indemnitee, his heirs, personal representatives, and assigns and to the benefit of the Company and its successors and assigns.

            (e) Amendment. No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

                         [SIGNATURES ON FOLLOWING PAGE]


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      IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

                                      FLOWERS FOODS, INC.

                                      By:____________________________________
                                         Name:
                                         Title

                                      [INDEMNITEE]

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